LAKE VICTORIA RESOURCES (T) LTD.
a subsidiary of Lake Victoria Mining Company, Inc.

FORWARD GOLD PURCHASE AGREEMENT

INSTRUCTIONS TO PURCHASER

1.	All purchasers must complete all the information in the boxes on page 2 and sign where indicated with an “X”.

2.

Unless a purchaser is making a Forward Gold Purchase with an aggregate purchase price of CDN$150,000 or more, all purchasers must complete and sign Schedule A “Canadian Investor Questionnaire”. The purpose of the form is to determine whether you meet the standards for participation in a Forward Gold Purchase Agreement under applicable Canadian securities law (National Instrument 45-106). This is required because our company is located in British Columbia, Canada.

3.

If you are a “U.S. Purchaser”, as defined in Schedule B, you must complete and sign BOTH (1) Schedule A “Canadian Investor Questionnaire” AND (2) Schedule B “United States Accredited Investor Questionnaire”.

4.	If you are paying for your gold purchase with funds drawn from a Canadian bank, you may pay by certified cheque or bank draft drawn on a Canadian chartered bank.

5.

If you are paying for your Gold Purchase with funds drawn on any source other than a Canadian chartered bank, you may only pay by wire transfer to our company pursuant to the wiring instructions to be provided by our company upon request or with your purchase invoice.

Note: This forward gold purchase agreement is in compliance with the Securities and Exchange Commission (SEC) Rule 506(c) of Regulation D, Regulation S and Canadian Securities law exemptions for private placements for ACCREDITED INVESTORS ONLY.

LAKE VICTORIA RESOURCES (T) LTD.
A SUBSIDIARY OF LAKE VICTORIA MINING COMPANY, INC.

FORWARD GOLD PURCHASE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from LAKE VICTORIA RESOURCES (T) LTD. (the “Seller”), a subsidiary of Lake Victoria Mining Company, Inc. (the “Issuer”) that amount of forward gold production of the Seller as represented below at a price of __________ per ounce of gold. The Purchaser agrees to be bound by the terms and conditions set forth in this Forward Gold Purchase Agreement and the “Terms and Conditions”, Schedule A “Canadian Investor Questionnaire”, Schedule B “United States Accredited Investor Questionnaire”, Schedule C “Forward Gold Purchase Distribution Schedule” and Schedule D “Convertibility”, all of which are attached hereto and form part of this Forward Gold Purchase Agreement.

Purchaser Information	Ounces to be Purchased

Total Number of Ounces: ________________________X $ ______

(Name of Purchaser)	Description: ______________________________

Account Reference (if applicable): ______________________________
Aggregate Purchase Price: ___________________________________________
X	(the “Purchase Amount”, plus wire fees if applicable)
(Signature of Purchaser – if the Purchaser is an Individual)

X
(Signature of Authorized Signatory – if the Purchaser is not an Individual)	Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.
(Name and Title of Authorized Signatory – if the Purchaser is not an
Individual)
(Name of Disclosed Principal)
(SIN, SSN, or other Tax Identification Number of the Purchaser)
(Address of Disclosed Principal)

(Purchaser’s Street Address)	(Account Reference, if applicable)
(SIN, SSN, or other Tax Identification Number of Disclosed Principal)
(Purchaser’s City and State )	Deliver the Gold as set forth below: Gold cannot be delivered to a P.O. Box

(Attention – Full Name)
(Purchaser’s Country and Postal Code)
(Street Address)
(Telephone Number)
(City and State )
( (Email Address)

(Country and Postal Code)

(Telephone Number)

The Seller shall distribute _________________ (_______) ounces of .999 gold during the calendar months listed, for a total of ___________ (_______) ounces of .999 gold, as per the terms of Schedule C “Forward Gold Purchase Distribution Schedule” and the following monthly amounts:

(i)	_____________ (_______) ounces of .999 gold within the calendar month of _______________, 201__ ; and

(ii)	_____________ (_______) ounces of .999 gold within the calendar month of _______________, 201__ ; and

(iii)	_____________ (_______) ounces of .999 gold within the calendar month of _______________, 201__; and

(iv)	_____________ (_______) ounces of .999 gold within the calendar month of _______________, 201__ ;.

ACCEPTANCE

The Seller hereby accepts the subscription as set forth above on the terms and conditions contained in this Forward Gold Purchase Agreement (including the Terms and Conditions and Schedules attached hereto) as of the ____ day of _______________________, 201__.

LAKE VICTORIA RESOURCES (T) LTD.
a subsidiary of Lake Victoria Mining Company, Inc.

Per:
Authorized Signatory
Address:	#810 – 675 W. Hastings Street
Vancouver, BC V6B 1N2
Fax:	1-866-910- 6114
Email:	hkalenuik@gmail.com
Attention:	Heidi Kalenuik

Lake Victoria Mining Company, Inc.

Per:
Authorized Signatory
Address:	#810 – 675 W. Hastings Street
Vancouver, BC V6B 1N2
Fax:	1-866-910- 6114
Email:	dkalenuik@gmail.com
Attention:	David Kalenuik

TERMS AND CONDITIONS OF FORWARD GOLD PURCHASE AGREEMENT

1. Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Purchaser hereby irrevocably subscribes for and agrees to purchase Forward Gold Production of the Seller at a price per ounce of gold (such subscription and agreement to purchase being the “Aggregate Purchase”), and Aggregate Purchase Price shown on page 2 of the Forward Gold Purchase Agreement (the “Agreement”), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth in this Terms and Conditions of Forward Gold Purchase Agreement.

1.2 The Seller hereby agrees to forward sell the gold to the Purchaser on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, this Agreement will be effective upon its acceptance by the Seller.

1.3 The Purchaser acknowledges that the gold has been offered as part of an offer by the Seller to other Purchasers for such other number of ounces of gold as may be determined by the board of directors of the Seller in its sole discretion (the “Offering”).

1.4 Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of United States of America.

2. Payment

2.1 The Purchase Amount must be received within five (5) business days of your purchase order and shall be paid by: (i) if the Purchaser is drawing funds from a Canadian bank to pay for this Agreement, a certified cheque or bank draft drawn on a US dollar account with a Canadian chartered bank; or (ii) if the Purchaser is drawing funds from any source other than a Canadian chartered bank to pay for this Agreement, then only by wire transfer to the Seller pursuant to the wiring instructions to be provided by the Seller upon request or with the purchase invoice. If the funds are wired to the Seller’s lawyers, those lawyers are irrevocably authorized by the Purchaser to immediately deliver the funds to the Seller upon receipt of the funds from the Purchaser, even if the Offering has not been consummated.

2.2 Where the Purchase Amount is paid to the Seller, the Purchaser authorizes the Seller to treat such Purchase Amount as an interest free loan to the Seller until such time as the Agreement is accepted.

3. Documents Required from Purchaser

3.1 The Purchaser must complete, sign and return to the Seller the following documents:

(a)	an executed copy of this Agreement;

(b)	unless the Purchaser is making an aggregate purchase price of CDN$150,000 or more, a Canadian Investor Questionnaire (the “Canadian Questionnaire”) attached as Schedule A;

(c)

if the Purchaser is a U.S. Purchaser (as defined in Schedule B), the Canadian Questionnaire (unless the Purchaser is purchasing with an aggregate purchase price of CDN$150,000 or more) and the U.S. Investor Questionnaire (the “U.S. Questionnaire” and, together with the Canadian Questionnaire attached as Schedule B, the “Questionnaires”); and

(d)	such other supporting documentation that the Seller or its legal counsel may request to establish the Purchaser’s qualification as a qualified investor (Accredited Investor).

3.2 The Purchaser shall complete, sign and return to the Seller as soon as possible, on request by the Seller, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3 Both parties to this Agreement acknowledge and agree that Clark Wilson LLP has acted as counsel only to the Seller and is not protecting the rights and interests of the Purchaser. The Purchaser acknowledges and agrees that the Seller and Clark Wilson LLP have given the Purchaser the opportunity to seek, and are hereby recommending that the Purchaser obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Purchaser hereby represents and warrants to the Seller and Clark Wilson LLP that the Purchaser has sought independent legal advice or waives such advice.

4. Conditions and Closing

4.1 The closing of the Agreement and forward sale of the Gold shall occur on or before the date to be determined by the Seller in its sole discretion (the “Closing Date”). The Purchaser acknowledges that Agreements may be issued to other Purchasers under this offering (the “Offering”) before or after the Closing Date. The Seller, may, in its discretion, elect to close the Offering in one or more closings, in which event the Seller may agree with one or more Purchasers (including the Purchaser hereunder) to complete Agreements with such Purchaser(s) against payment therefore at any time on or prior to the Closing Date.

5. Acknowledgements and Agreements of Purchaser

5.1 The Purchaser acknowledges and agrees that:

(a)	There is no market for the Agreements and that they are not transferable;

(b)	Seller has not undertaken, and will have no obligation, to register any of the Agreements under the 1933 Act or any other securities legislation;

(c)

the decision to execute this Agreement and acquire the gold agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Seller and such decision is based entirely upon a review of any public information which has been filed by the Issuer with the United States Securities and Exchange Commission (the “SEC”) and any Canadian provincial securities commissions (collectively, the “Public Record”);

(d)	there are risks associated with the forward purchase of gold, as more fully described in the Seller’s periodic disclosure forming part of the Public Record;

(e)

the Purchaser understands and agrees that the Seller and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaires, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Purchaser shall promptly notify the Seller;

(f)

the Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Seller in connection with the Agreement hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Seller;

(g)	finder’s fees or broker’s commissions may be payable by the Seller to finders who introduce purchasers to the Seller;

(h)

the books and records of the Seller and Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the completion of the Agreements hereunder have been made available for inspection by the Purchaser, the Purchaser’s lawyer and/or advisor(s);

(i)

all of the information which the Purchaser has provided to the Seller is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Purchaser will immediately provide the Seller with such information;

(j)

the Seller is entitled to rely on the representations and warranties of the Purchaser contained in this Agreement and the Questionnaires, as applicable, and the Purchaser will hold harmless the Seller from any loss or damage it or they may suffer as a result of the Purchaser’s failure to correctly complete this Agreement or the Questionnaires, as applicable;

(k)

the Purchaser has been advised to consult the Purchaser’s own legal, tax and other advisors with respect to the merits and risks of an investment in a Forward Gold Purchase Agreement and with respect to applicable resale restrictions, and it is solely responsible (and the Seller is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the completion of the Agreement hereunder, and

(ii)	that there is no possibility of resale of the Agreement;

(l)

the Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the gold. The Seller gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under federal, state, provincial, local or foreign tax law of the Purchaser’s acquisition or disposition of the gold;

(m)

the Seller has advised the Purchaser that the Seller is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Forward Gold Purchase Agreements through a person registered to sell securities under provincial securities legislation and other applicable securities laws, as a consequence of acquiring/entering the Agreement pursuant to such exemption, certain protections, rights and remedies provided by the applicable securities legislation including the various provincial securities acts, including statutory rights of rescission or damages, will not be available to the Purchaser;

(n)	no documents in connection with the sale of the Agreement have been reviewed by the SEC or any securities administrators;

(o)	neither the SEC nor any securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Agreement;

(p)	there is no government or other insurance covering any of the Agreement;

(q)

this Agreement is not enforceable by the Purchaser unless it has been accepted by the Issuer and Seller, and the Purchaser acknowledges and agrees that the Issuer and Seller reserves the right to reject any Agreement for any reason whatsoever; and

(r)

the Purchaser has a substantive pre-existing relationship with one or more of the directors and/or officers of the Seller and learned about the Offering solely through such relationship and director contact with such directors and/or officers and did not become aware of the Offering through any registration statement that has been filed by the Parent or Seller or the Purchaser became aware of this Offering through advertising in compliance with Rule 506(c) of Regulation D.

6. Representations, Warranties and Covenants of the Purchaser

6.1 The Purchaser hereby represents and warrants to and covenants with the Seller (which representations, warranties and covenants shall survive the Closing) that:

(a)	unless the address of the Purchaser as set forth on page 2 of this Agreement is in Canada, the Purchaser is not resident in Canada;

(b)	unless the Purchaser is a U.S. Purchaser (as defined in Schedule B), the Purchaser is not a U.S. Person;

(c)

the Purchaser (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Agreement for an indefinite period of time, and (iv) can afford the complete loss of such investment;

(d)	if the Purchaser is resident outside of Canada:

(i)

the Purchaser is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the offer and forward sale of of gold defined by the Agreement,

(ii)

the Purchaser is executing the Agreement pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Purchaser is permitted to execute the Agreement under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)

the applicable laws of the authorities in the International Jurisdiction do not require the Seller to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, forward sale of gold defined by the Agreement.,

(iv)	the execution of the Agreement by the Purchaser does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Seller in the International Jurisdiction, and

(v)

the Purchaser will, if requested by the Seller, deliver to the Seller a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Seller, acting reasonably;

(e)

the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Purchaser;

(f)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(g)	the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser;

(h)

the Purchaser is aware that an investment in the Seller is speculative and involves certain risks (including those risks disclosed in the Public Record), including the possible loss of the entire investment;

(i)

the Purchaser has made an independent examination and investigation of an investment in the Agreement and the Seller and agrees that the Seller will not be responsible in any way whatsoever for the Purchaser’s decision to invest in the Agreement and the Seller;

(j)

all information contained in the Questionnaires, as applicable, is complete and accurate and may be relied upon by the Seller, and the Purchaser will notify the Seller immediately of any material change in any such information occurring prior to the closing of the purchase of the Agreement;

(k)

the Purchaser is executing the Agreement for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Agreement and the Purchaser has not subdivided his interest in the Agreement with any other person;

(l)

the Purchaser (i) is able to fend for itself in the Agreement; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Agreement ; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(m)

the Purchaser is not an underwriter of, or dealer in, any of the Agreements, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Agreements;

(n)

the Purchaser is not aware of any advertisement of any of the Agreements and is not executing and acquiring the Agreement as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising other than in accordance with Rule 506(c) of Regulation D;

(o)	no person has made to the Purchaser any written or oral representations:

(i)	that any person will resell or repurchase any of the Agreement,

(ii)	that any person will refund the purchase price of any of the Agreement, or

(iii)	as to the future price or value of any of the Agreements;

(p)

the Purchaser understands and agrees that none of the Agreements have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and are therefore not transferable, the Purchaser understands and agrees that offers and sales of any of the Agreements is not possible as the Agreements are not transferable.

(q)

the Purchaser acknowledges that it has not acquired the Agreement as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Agreement as the Agreements are not transferable provided,

(r)

the Purchaser represents and warrants that the Purchaser satisfies one of the categories of registration and prospectus exemptions provided in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”) adopted by the Canadian Securities Administrators; and

(s)

the Purchaser acknowledges and agrees that the Seller shall not consider the Purchaser’s Agreement for acceptance unless the undersigned provides to the Seller, along with an executed copy of this Agreement:

(i)	if applicable, fully completed and executed Questionnaires in the form attached hereto as Schedule A and Schedule B; and

(ii)	such other supporting documentation that the Seller or its legal counsel may request to establish the Purchaser’s qualification as a qualified investor (Accredited Investor).

6.2 In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

7. Representations and Warranties will be Relied Upon by the Seller

7.1 The Purchaser acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Seller and its legal counsel in determining the Purchaser’s eligibility to execute the Agreement under applicable legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to execute the Agreement under applicable legislation. The Purchaser further agrees that by accepting delivery of the Agreement representing the Forward Gold Purchase on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser on the Closing Date and that they will survive the purchase by the Purchaser of the Agreement and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of such Agreement.

8. Acknowledgement and Waiver

8.1 The Purchaser has acknowledged that the decision to execute the Agreement was solely made on the basis of publicly available information. The Purchaser hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Purchaser might be entitled in connection with the completion of any of the Agreement.

9. Resale Restrictions, Assignment and Registration

9.1 The Purchaser acknowledges that the Agreement is not transferable, assignable or sellable.

10. Collection of Personal Information

10.1 The Purchaser acknowledges and consents to the fact that the Seller is collecting the Purchaser’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Purchaser's personal information (and, if applicable, the personal information of those on whose behalf the Purchaser is contracting hereunder) may be disclosed by the Seller to (a) stock exchanges or securities regulatory authorities, (b) the Seller's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser's personal information (and, if applicable, the personal information of those on whose behalf the Purchaser is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Purchaser may be executing an Agreement as agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Seller, all as may be required by the Seller in order to comply with the foregoing.

Furthermore, the Purchaser is hereby notified that:

(a)

the Seller may deliver to any securities commission having jurisdiction over the Seller, the Purchaser or this Agreement, including any Canadian provincial securities commissions and/or the SEC (collectively, the “Commissions”) certain personal information pertaining to the Purchaser, including such Purchaser’s full name, residential address and telephone number, the number of shares or other securities of the Seller owned by the Purchaser, the number of Agreements purchased by the Purchaser and the total purchase price paid for such Agreements, the prospectus exemption relied on by the Seller and the date of execution and closing of the Agreements,

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities laws, and

(d)

the Purchaser may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55
20 Queen Street West
Toronto, ON M5H 3S8
Telephone: (416) 593-8086

11. Costs

11.1 The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the execution of the Agreement shall be borne by the Purchaser.

12. Governing Law

12.1 This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

13. Survival

13.1 This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the Agreement by the Purchaser pursuant hereto.

14. Severability

14.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15. Entire Agreement

15.1 Except as expressly provided in this Agreement and in the Schedules, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the forward purchase of gold and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or Seller or by anyone else.

16. Notices

16.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Purchaser shall be directed to the address of the Purchaser set forth on page 2 of this Agreement and notices to the Issuer and Seller shall be directed to it at the address of the Seller set forth on page 3 of this Agreement.

17. Counterparts and Electronic Means

17.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18. Schedules

18.1 The Schedules A, B, C and D are attached hereto and form part of this Agreement.

19. Indemnity

19.1 The Purchaser will indemnify and hold harmless the Seller and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained in this Agreement, the Questionnaires, as applicable, or in any document furnished by the Purchaser to the Seller in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Seller in connection therewith.

SCHEDULE A

CANADIAN INVESTOR QUESTIONNAIRE

Capitalized terms used in this Canadian Investor Questionnaire (this “Questionnaire”) and not specifically defined have the meaning ascribed to them in the Forward Gold Purchase Agreement between Lake Victoria Resources (T) Ltd. and Lake Victoria Mining Company, Inc. and the undersigned (the “Purchaser”).

The purpose of this Canadian Investor Questionnaire (this “Questionnaire”) is to assure the Issuer and Seller that the Purchaser will meet certain requirements of National Instrument 45-106 (“NI 45-106”). The Issuer and Seller will rely on the information contained in this Questionnaire for the purposes of such determination.

The Purchaser covenants, represents and warrants to the Issuer and Seller that:

1.	if the Purchaser is not a resident of Ontario, the Purchaser is (tick one or more of the following boxes):

[ ]	(A)	a director, executive officer, founder or control person of the Issuer or Seller or an affiliate of the Issuer or Seller;

[ ]	(B)	a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer, founder or control person of the Issuer or Seller or an affiliate of the Issuer or Seller;

[ ]	(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer, founder or control person of the Issuer or Seller or an affiliate of the Issuer or Seller;

[ ]	(D)	a close personal friend of a director, executive officer, founder or control person of the Issuer or Seller;

[ ]	(E)	a close business associate of a director, executive officer, founder or control person of the Issuer or Seller or an affiliate of the Issuer or Seller;

[ ]	(F)	an accredited investor;

[ ]	(G)	a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F; or

[ ]	(H)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F;

2.

if the Purchaser has checked box B, C, D, E, G or H in Section 1 above, the director, executive officer, founder or control person of the Issuer or Seller with whom the undersigned has the relationship is:

and the Purchaser has known such person for _____years.

(Instructions to Purchaser: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with.

If you have checked box G or H, also indicate which of A to F describes the securityholders, directors, trustees or beneficiaries which qualify you as box G or H and provide the names of those individuals. Please attach a separate page if necessary);

3.	if the Purchaser is resident in Ontario, the Purchaser is (tick one or more of the following boxes):

[ ]	(A)	a founder of the Issuer or Seller;

[ ]	(B)	an affiliate of a founder of the Issuer or Seller;

[ ]	(C)	a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Issuer or Seller;

[ ]	(D)	a control person of the Issuer or Seller; or

[ ]	(E)	an accredited investor;

4.	if the Purchaser has checked box C in Section 3 above, the executive officer, director or founder of the Issuer or Seller with whom the undersigned has the relationship is:

and the Purchaser has known such person for ________years.

(Instructions to Purchaser: fill in the name of each executive officer, director or founder which you have the above-mentioned relationship with.); and

5.

if the Purchaser has ticked box F in Section 1 or box E in Section 3 above, the Purchaser satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

[ ]

(a) an individual who either alone or with a spouse beneficially owns financial assets (as defined in NI 45-106) having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000; “financial assets” means:

	(a)	cash,

	(b)	securities, or

	(c)	a contract of insurance, a deposit or an evidence or a deposit that is not a security for the purposes of securities legislation.

[ ]

(b) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(c) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

[ ]	(d) a person, other than an individual or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements.

[ ]

(e) a person registered under securities legislation of a jurisdiction of Canada as an advisor or dealer, or an individual registered or formerly registered as a representative of such an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

[ ]

(f) an investment fund that distributes or has distributed its securities only to: (i) persons that are or were accredited investors at the time of distribution, (ii) persons that acquire or acquired securities in the sections referred to in Sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106; or (iii) persons described in (i) or (iii) that acquire or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45- 106; or

[ ]	(g) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

The Purchaser acknowledges and agrees that the Purchaser may be required by the Issuer or Seller to provide such additional documentation as may be reasonably required by the Issuer or Seller and its legal counsel in determining the Purchaser’s eligibility to complete the Agreement under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________, 201__.

If an Individual:	If a Corporation, Partnership or Other
Entity:
Signature	Print or Type Name of Entity
Print or Type Name	Signature of Authorized Signatory
Type of Entity

SCHEDULE C

FORWARD GOLD PURCHASE DISTRIBUTION SCHEDULE

Capitalized terms used in this Forward Gold Purchase Distribution Schedule and not specifically defined have the meaning ascribed to them in the Forward Gold Purchase Agreement between Lake Victoria Resources (T) Ltd. and Lake Victoria Mining Company, Inc. and the undersigned (the “Purchaser”).

The Seller shall distribute _________________ (___) ounces of ..999 gold during the calendar months listed, for a total of ___________ (_____) ounces of .999 gold, as per the following monthly amounts:

(i) ___________ (___) ounces of .999 gold within the calendar month of _______________, 201__; and

(ii) ___________ (___) ounces of .999 gold within the calendar month of _______________, 201__; and

(iii) ___________ (___) ounces of .999 gold within the calendar month of _______________, 201__; and

(iv) ___________ (___) ounces of .999 gold within the calendar month of  _______________, 201__.

The Purchaser will be responsible to supply in writing a confirmation of the proper “ship to address” or to confirm any change to a new “ship to address” to receive the gold via a “Letter of Direction”, a minimum of 30 days in advance of any scheduled gold delivery. The Company will notify the Purchaser, by means of the email that it has on file from the Agreement, of each scheduled gold shipment prior to shipping. The Purchaser will supply confirmation of the “ship to address” back to the Seller, prior to any shipment being completed.

Penalty and Convertibility: All of the terms of Schedule D will apply in the event of any forced conversion.

1.

Failure of the Seller to meet minimum monthly production and monthly gold distribution schedules, according to the Forward Gold Purchase Agreement, will result in a penalty premium to the Seller, equal to the US Bond Interest Rate per annum of the remaining balance of distributable Au, to be calculated over each 12 month period.

2.

Failure to meet minimum production and gold distribution schedules, as per the Forward Gold Purchase Agreement(s) Distribution Schedule, for 6 months (6 out of 9 consecutive months), will result in forced conversion into common shares of the Issuer at the spot price of gold/oz divided by the 30-day weighted average market price of the Company's stock of any remaining balance of distributable Au for that 12 month period.

SCHEDULE D

CONVERSION OF FORWARD GOLD PURCHASE TO SHARES OF THE ISSUER

Capitalized terms used in this Conversion of Forward Gold Purchase to Shares of the Issuer and not specifically defined have the meaning ascribed to them in the Forward Gold Purchase Agreement between Lake Victoria Resources (T) Ltd. and Lake Victoria Mining Company, Inc. and the undersigned (the “Purchaser”).

Penalty and Convertibility:

1. Failure of the Seller to meet minimum monthly production and monthly gold distribution schedules, according to the Forward Gold Purchase Agreement, will result in a penalty premium to the Company, equal to the US Bond Interest Rate per annum of the remaining balance of distributable Au, to be calculated over each 12 month period.

2. Failure to meet minimum production and gold distribution schedules, as per the Forward Gold Purchase Agreement(s) Distribution Schedule, for 6 months (6 out of 9 consecutive months), will result in forced conversion into common shares of the Issuer at the spot price of gold/oz divided by the 30-day weighted average market price of the Company's stock of any remaining balance of distributable Au for that 12 month period.

In the event of issue of Shares of the Parent the following apply:

1. Acknowledgements and Agreements of Purchaser

1.1 The Purchaser acknowledges and agrees that:

(a)

none of the Shares have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any “U.S. Person”, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(b)	the Seller has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;

(c)

the Purchaser has been advised to consult the Purchaser’s own legal, tax and other advisors with respect to the merits and risks of an investment in a Forward Gold Purchase Agreement and with respect to applicable resale restrictions upon conversion to Shares, and it is solely responsible (and the Seller is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the shares hereunder, and

	(ii)	applicable resale restrictions;

(d)

the Purchaser understands and agrees that there may be material tax consequences to the Purchaser of the acquisition or disposition of the Shares. The Seller gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under federal, state, provincial, local or foreign tax law of the Purchaser’s acquisition or disposition of the Shares;

(e)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Purchaser’s ability to resell any of the Shares in Canada under applicable provincial securities laws and Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over the Counter Markets (“MI 51- 105”) of the Canadian Securities Administrators;

(f)

the Seller has advised the Purchaser that the Seller is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Agreements through a person registered to sell securities under provincial securities legislation and other applicable securities laws, as a consequence of acquiring/entering the Agreement pursuant to such exemption, certain protections, rights and remedies provided by the applicable securities legislation including the various provincial securities acts, including statutory rights of rescission or damages, will not be available to the Purchaser;

(g)

the Seller will refuse to register the transfer of any of the Shares to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and, in each case, in accordance with any other applicable laws;

(h)	if the Purchaser is resident outside of Canada:

(i)

the applicable laws of the authorities in the International Jurisdiction do not require the Issuer or Seller to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue of the Shares,

	(ii)	the issue of the Shares does not trigger:

		A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such issue in the International Jurisdiction, or

		B.	any continuous disclosure reporting obligation of the Seller or Issuer in the International Jurisdiction, and

(i)

the Purchaser understands and agrees that offers and sales of any of the Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(j)

the Purchaser acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(k)

hedging transactions involving the Shares may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable Securities Laws; provided however that the Purchaser may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

2. Legending and Registration of Shares

2.1 If the Purchaser is a U.S. Person, the Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates or other document representing any of the Shares will bear a legend in substantially the following form:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.”

and, if applicable,

“THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 SELLERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.”

2.2 If the Purchaser is not a U.S. Person, the Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates or other document representing any of the Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

and, if applicable,

“THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 SELLERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.”

2.3 If the Purchaser is not a resident of any jurisdiction of Canada, the Purchaser hereby represents, warrants, acknowledges and agrees that:

(a)

a subsequent trade in any of the Shares in or from any province or territory of Canada will be a distribution subject to the prospectus requirements of applicable provincial securities laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing any of the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend specified in MI 51-105 or National Instrument 45-102, as applicable (the “51-105 Legend”);

(b)

the Purchaser undertakes not to trade or resell any of the Shares in or from Canada unless the trade or resale is made in accordance with MI 51-105 or National Instrument 45-102, as applicable, and the Purchaser understands and agrees that the Seller and others will rely upon the truth and accuracy of these representations and warranties made in this subsection and agrees that if such representations and warranties are no longer accurate or have been breached, the Purchaser shall immediately notify the Seller;

(c)

by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Purchaser in this subsection, the Purchaser directs the Seller not to include the 51-105 Legend on any certificates representing any of the Shares to be issued to the Purchaser and, as a consequence, the Purchaser will not be able to rely on the resale provisions of MI 51-105 or National Instrument 45-102, and any subsequent trade in any of the Shares in or from any jurisdiction of Canada will be a distribution subject to the prospectus requirements of applicable Canadian securities laws; and

(d)

if the Purchaser wishes to trade or resell any of the Shares in or from any jurisdiction of Canada, the Purchaser agrees and undertakes to return, prior to any such trade or resale, any certificate representing any of the Shares to the Seller’s transfer agent to have the 51-105 Legend imprinted on such certificate or to instruct the Seller’s transfer agent to include the 51-105 Legend on any ownership statement issued under a direct registration system or other book entry system.

2.4 The Purchaser hereby acknowledges and agrees to the Seller making a notation on its records or giving instructions to the registrar and transfer agent of the Seller in order to implement the restrictions on transfer set forth and described in this Agreement.

3. Resale Restrictions

3.1 The Purchaser acknowledges that the Shares are subject to resale restrictions in Canada and the United States and may not be traded in Canada or the United States except as permitted by the applicable federal, state and provincial securities laws and the rules made thereunder.

3.2 if the Purchaser decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(a)	the sale is to the Seller,

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

(c)

the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws, or

(d)	the Agreement is sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and

(e)	it has prior to such sale pursuant to subsection (c) or (d) furnished to the Seller an opinion of counsel of recognized standing reasonably satisfactory to the Seller, to such effect; and

it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the “United States”), a “U.S. Person” as such term is defined in Regulation S of the 1933 Act or was in the United States at the time the shares were offered or the Agreement was executed.